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                                                                   EXHIBIT 10.34


                                                                   March 6, 2000


Mr. Paul A. Totaro
Special Metals Corporation
4317 Middle Settlement Road
New Hartford, NY   13413-5392

              Re: EMPLOYMENT AGREEMENT

Dear Mr. Totaro:

         Special Metals Corporation (hereinafter referred to as the "Company") is pleased to offer you employment for an employment period (hereinafter referred to as the "Employment Period") commencing March 6, 2000, in accordance with the following terms:

1. You shall serve the Company as Treasurer and Controller, or in such other executive positions as the Company may direct, in the vicinity of Utica, New York, performing all duties relating to your position or as shall be assigned to you from time to time by the Company, using your best energies and abilities in the performance of such duties.

2.  The Employment Period shall continue:

         (i) for one (1) year from the date you receive written notice of termination from the Company; or

         (ii) for ninety (90) days from the date the Company receives written notice of termination from you.

The Employment Period shall, nevertheless, terminate:

         (i) upon written notice from the Company if you, in the Company's judgment with the Company acting in good faith and upon reasonable grounds, and after written notice of failure from the Company, fail to adhere to the terms and conditions hereunder or should you engage in conduct which would injure the reputation of the Company or otherwise materially and adversely affect its interest if you were retained as an employee; or
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Mr. Paul A. Totaro
March 6, 2000
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         (ii) upon six (6) months written notice, if you, in the Company's judgment, with the Company acting in good faith and upon reasonable grounds, are unable, for a period of six (6) months, to effectively perform your duties by reason of illness or incapacity, or should you die.

The date of death shall be construed to be the date of written notice of termination. In the event of death, all salary owed to you shall be paid to your surviving spouse, or, if none, to your estate.

3. During the Employment Period, you shall receive as compensation for your services a salary, payable at a rate of One Hundred Twenty Thousand Dollars ($120,000) per annum or such higher amount as the Company, at its sole discretion, may determine. You shall also be entitled to participate in such employee benefit plans, including bonus plans, as the Company may, from time to time, maintain for its salaried employees in your grade level.

4. You shall not, so long as the Company is obligated to pay you a salary, whether as principal or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, corporation or other entity, render services to any person, corporation or other entity engaged in any business similar to the business carried on by the Company, except in the course of your employment by the Company or with the prior written consent of the Company.

5. You shall not, so long as the Company is obligated to pay you a salary and for a period of one (1) year thereafter, solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or the Company's affiliates.

6. You shall abide by the terms of the Company's standard Employee Agreement pertaining to confidential information and inventions, a copy of which is attached hereto.

7. This Agreement shall inure to the benefit of and be binding upon the Company's successors and assigns, including any company with which or into which the Company may be merged or which may succeed to its assets or business.

8. This Agreement constitutes the entire Agreement between the parties with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended, modified or revised except by a writing signed by the parties.


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Mr. Paul A. Totaro
March 6, 2000
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9. The provisions of this Agreement are severable, and invalidity of any provision does not affect the validity of any other provision. In the event that any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of its duration or scope, the parties agree that the court in making such determination will have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form is valid and enforceable to the full extent permitted by law.

10. You hereby acknowledge that you have read this Agreement carefully; you have been afforded sufficient time to understand the terms and effects of this Agreement; you have been given the opportunity to consult with counsel; any ambiguity that might be alleged to exist herein shall not be construed against or in favor of any party hereto; you are voluntarily entering into and executing this Agreement; neither the Company nor its agents or representatives have made any representations inconsistent with the terms and effects of this Agreement; no promise, inducement, or agreement not expressed herein has been made to you; and you fully understand and voluntarily accept the terms and conditions of this Agreement.

11. The terms hereof shall be governed by and construed in accordance with the laws of the State of New York.


If the foregoing is acceptable to you, please execute the duplicate originals of this letter in the space provided below and return one fully executed original to us.

                                Very truly yours,

                                SPECIAL METALS CORPORATION


                                /s/   Donald R. Muzyka
                                -----------------------------------------------
                                    Donald R. Muzyka
                                    President & Chief Executive Officer


         Accepted and agreed to this 10th day of May, 2000

                                     PAUL A. TOTARO

                                     /s/   Paul A. Totaro
                                     -----------------------------------------



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                           SPECIAL METALS CORPORATION

                              EMPLOYMENT AGREEMENT


The undersigned, (hereinafter called the Employee) hereby agrees with Special Metals Corporation, a Delaware Corporation (herein-after called the Company), that in consideration of his employment by the Company and the wages, salaries, and other values paid Employee during the period of such employment, the Employee will (1) disclose to the Company all inventions of any class hereafter defined which the Employee has made or may here-after make, (2) make, at the Company's expense, such applications for United States and foreign patents covering said inventions as the Company may request, (3) assign to the Company without further compensation to the Employee the entire title and right to all said inventions and applications, and (4) execute, acknowledge and deliver at the request of the Company all papers, including patent applications, assignments and applications for reissue and do all other rightful acts which the Company may consider necessary to secure to the Company the fullest rights to said inventions and to patents in the United States and foreign countries covering the same.

The inventions which shall come under this Agreement shall include all inventions conceived or developed by the Employee either solely or jointly with others during his employment and for one year thereafter which either (1) are made in the performance of his duties to which he is assigned in the course of his employment, or (2) are made with the use of the time, material or facilities of the Company, or (3) relate to any apparatus, method, process, substance, or article of manufacture within the scope of or usable in connection with the Company's field of activity or contemplated field of activity, including the subject matter of any manufacturing, selling, testing, research, or experimental activity.

The Employee further agrees to hold in strict confidence and not to divulge to others nor to make use thereof, except for the purposes of the Company, both during and after such employment any and all confidential information obtained in the course of his employment and concerning the Company's methods of manufacture, machines, products, designs, drawings, patterns, formulas, engineering or test data, inventions, patent applications, or other confidential subject matter of the Company.

The terms of this Agreement are effective as to the Employee, his heirs and assigns, and as to the Company, its successors and assigns.



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